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                                SUB ITEM 77Q1(a)

         Appendix A, dated December 18, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust IX, dated January 1, 2002 as revised June 23, 2004 and August 22, 2007, is contained in Post-Effective Amendment No. 26 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

                               MFS SERIES TRUST IX

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES, AND

                                 CLASS R5 SHARES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust IX, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class R4, and Class R5 shares (as defined in the Declaration) of MFS Bond Fund, MFS Inflation-Adjusted Bond Fund, MFS Limited Maturity Fund and MFS Research Bond Fund, each a series of the Trust, as follows:

         The class of shares previously designated as "Class R3 Shares" shall be redesignated as "Class R2 Shares," the class of shares previously designated as "Class R4 Shares" shall be redesignated as "Class R3 Shares," and the class of shares previously designated as "Class R5 Shares" shall be redesignated as "Class R4 Shares."

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 22, 2008, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER

Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803

CityplaceLAWRENCE H. COHN

CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW

PersonNameWilliam R. Gutow
3 Rue Dulac

CityplaceDallas StateTX  PostalCode75230


MICHAEL HEGARTY

Michael Hegarty

addressStreet177 Old Briarcliff Road
Briarcliff CityplaceManor StateNY  PostalCode10510


J. ATWOOD IVES

PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street

CityplaceBoston PostalCodeMA  PostalCode02108

ROBERT J. MANNING

Robert J. Manning

PostalCodePostalCode13 Rockyledge Road
Swampscott MA  01907

PostalCodePostalCodeLAWRENCE T. PERERA

PostalCodePostalCodeLawrence T. Perera
PostalCodePostalCode18 Marlborough Street

PostalCodePostalCodeBoston PostalCodeMA  PostalCode02116


ROBERT C. POZEN

Robert C. Pozen

PostalCodePostalCode9 Arlington Street
PostalCodePostalCodeBoston PostalCodeMA PostalCode02116


J. DALE SHERRATT

J. Dale Sherratt
PostalCodePostalCode86 Farm Road

Sherborn MA  01770


LAURIE J. THOMSEN

Laurie J. Thomsen

PostalCodePostalCode235 Nashawtuc Road
PostalCodePostalCodeConcord PostalCodeMA PostalCode01742


ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane
Naples FL  34108